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                                                                    EXHIBIT 21

                           LIST OF SUBSIDIARIES

WHOLLY OWNED SUBSIDIARIES OF SUPERIOR NATIONAL INSURANCE GROUP, INC. ("SNIG"), A DELAWARE CORPORATION

   Business Insurance Group, Inc. ("BIG"), a Delaware corporation
   Superior National Capital Holding Corporation ("SNCHC"), a Nevada corporation Superior National Capital Trust I, a Delaware statutory trust

SUPERIOR NATIONAL CAPITAL, L.P., A BERMUDA LIMITED PARTNERSHIP

   SNIG and SNCHC are the two general partners

WHOLLY OWNED SUBSIDIARIES OF BIG

   Pacific Insurance Brokerage, Inc., a California corporation
   InfoNet Management Systems, Inc. a California corporation
   SN Insurance Services, Inc., a California corporation
   Superior (Bermuda) Ltd., a Bermuda corporation
   Superior Pacific Casually Company ("SPCC"), a California corporation Superior National Insurance Company ("SNIC"), a California corporation SN Insurance Administrators, Inc., a California corporation
   California Compensation Insurance Company, a California corporation Combined Benefits Insurance Company, a California corporation Commercial Compensation Insurance Company, a New York corporation

WHOLLY OWNED SUBSIDIARY OF SPCC

   Regional Benefits Insurance Services, Inc., a California corporation

WHOLLY OWNED SUBSIDIARY OF SNIC

   Western Select Service Corp., a California corporation